SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 3, 2004


                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                       0-10061                 04-2709807
----------------------------    ------------------------     ------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


       4735 S. Durango Dr., Suite #105, Las Vegas, Nevada          89147
       --------------------------------------------------       ----------
            (Address of Principal Executive Offices)            (Zip Code)


        Registrant's telephone number, including area code:   (702) 227-9800
                                                              --------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On February 18, 2004, American Vantage Companies (the "Company" or "AVCS") filed a Current Report on Form 8-K (Date of Report: February 3, 2004) to report an acquisition under Item 2. In such Form 8-K, the Company indicated that it would file financial statements and pro forma information required under Item 7 of Form 8-K no later than April 19, 2004. This amendment is filed to provide the required financial information.

         On February 3, 2004, American Vantage Media Corporation, a Nevada corporation ("AVM"), a wholly-owned subsidiary of AVCS, acquired all of the capital stock of Wellspring Media, Inc. ("Wellspring") pursuant to a Stock Purchase Agreement, dated as of February 3, 2004, by and among AVM, Wellspring and Al Cattabiani, Carl Seldin Koerner, Clara Spalter Miller and Lee Miller, the holders of all outstanding shares of Wellspring capital stock. The aggregate purchase price for the shares of Wellspring capital stock was $8,000,000, of which $4,000,000 was paid in cash and $4,000,000 will be paid pursuant to AVM's secured negotiable notes and a secured non-negotiable note. The notes bear interest at 7% per annum, payable quarterly, and mature on February 3, 2006. The notes are guaranteed by Wellspring and are secured by a junior lien on all of the assets of Wellspring and a pledge of Wellspring's capital stock by AVM. The liens are subordinate to the rights of Atlantic Bank of New York, Wellspring's principal lender. The source of the funds used in the acquisition was the Company's cash reserves.

         Wellspring  is a  leading  distributor  of world  cinema  and  wellness programming,  with a film  library  consisting  of more than 1,000  titles.  AVM
intends  to  continue  to  operate   Wellspring  as  an  indirect   wholly-owned
subsidiary.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial statements of business acquired.

     The audited financial statements of Wellspring as of and for the years ended December 31, 2003 and 2002.

(b)  Pro forma financial information.

     Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 2003

     Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended July 31, 2003

     Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended October 31, 2003

     Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

                             WELLSPRING MEDIA, INC.

                              FINANCIAL STATEMENTS

                          AND SUPPLEMENTAL INFORMATION

                           DECEMBER 31, 2003 AND 2002







                        SCHNEIDER, SCHECTER & YOSS, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                    NEW YORK

SCHNEIDER, SCHECTER & YOSS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS         7 PENN PLAZA, SUITE 830  NEW YORK, NY 10001
                                      TEL: (212) 244-1682  FAX: (212) 594-0484
                                              EMAIL: SSYCPA@SSYCPA.COM



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Wellspring Media, Inc.

We have audited the accompanying balance sheets of Wellspring Media, Inc. as of December 31, 2003 and 2002, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellspring Media, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Schneider, Schecter & Yoss LLP
----------------------------------
New York, NY
January 30, 2004

                             WELLSPRING MEDIA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                                     ASSETS

                                                       2003            2002
                                                    -----------    -----------
Current Assets:
   Cash                                             $   483,349    $   250,950
   Accounts receivable                                3,903,636      3,935,157
   Inventories                                        1,337,853      2,646,166
   Prepaid expenses and other current assets            644,914        431,913
                                                    -----------    -----------

      Total Current Assets                            6,369,752      7,264,186
                                                    -----------    -----------

Property and Equipment                                  310,539        300,363
                                                    -----------    -----------

Other Assets:
   Programming rights library                        10,496,548      9,122,390
   Accounts receivable long-term portion                707,933        191,591
   Investments                                          126,996        126,996
   Security deposits                                     37,567         37,567
                                                    -----------    -----------

      Total Other Assets                             11,369,044      9,478,544
                                                    -----------    -----------

TOTAL ASSETS                                        $18,049,335    $17,043,093
                                                    ===========    ===========



See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        2003            2002
                                                     -----------    -----------
Current Liabilities:
   Note payable, bank                                $ 2,798,988    $ 1,293,988
   Note payable, vendor                                  109,919        137,597
   Accounts payable                                    4,459,676      4,475,345
   Accrued expenses                                      255,913        200,025
   Deferred revenue                                      440,019        112,296
   Notes payable, stockholders                           500,000        500,000
                                                     -----------    -----------

      Total Current Liabilities                        8,564,515      6,719,251
                                                     -----------    -----------

Long Term Liabilities:
   Note payable, vendor                                        0        109,756
                                                     -----------    -----------

      Total Long Term Liabilities                              0        109,756
                                                     -----------    -----------

      Total Liabilities                                8,564,515      6,829,007
                                                     -----------    -----------

Stockholders' Equity:
   Capital stock, no par value, 200 shares
     authorized, issued and outstanding                    1,000          1,000

   Retailed earnings                                   9,483,820     10,213,086
                                                     -----------    -----------

      Total Stockholders' Equity                       9,484,820     10,214,086
                                                     -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $18,049,335    $17,043,093
                                                     ===========    ===========


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                           DECEMBER 31, 2003 AND 2002


                                                        2003            2002
                                                    ------------    ------------

Sales                                               $ 21,108,599    $ 21,878,303

Cost of Goods Sold                                    12,055,593      11,360,333
                                                    ------------    ------------

Gross Profit                                           9,053,006      10,517,970
                                                    ------------    ------------

Operating Expenses
   Selling                                             4,740,943       4,970,595
   General and administrative                          5,018,527       5,431,009
                                                    ------------    ------------

      Total Operating Expenses                         9,759,470      10,401,604
                                                    ------------    ------------

Net income (loss) before provision for income taxes     (706,464)        116,366

Provision for income taxes                                22,802           9,815
                                                    ------------    ------------

Net Income (Loss)                                       (729,266)        106,551

Retained earnings - beginning of the period           10,213,086      10,106,535
                                                    ------------    ------------

Retained earnings - end of the period               $  9,483,820    $ 10,213,086
                                                    ============    ============


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                            STATEMENTS OF CASH FLOWS
                           DECEMBER 31, 2003 AND 2002

                                                        2003            2002
                                                    -----------     -----------
Cash Flows From Operating Activities:
   Net Income (Loss)                                $  (729,266)    $   106,551
   Adjustments to reconcile net income (loss)
     to net cash provided by operations:
      Depreciation                                       84,718          51,485
      Amortization of programming rights library      4,708,679       4,938,414
   (Increase) Decrease in:
      Accounts receivable                              (484,821)      1,932,915
      Inventories                                     1,308,313         937,142
      Prepaid expenses and other current assets        (213,001)       (182,520)
      Security deposits                                       0           4,000
   Increase (Decrease in):
      Accounts payable and accrued expenses              40,219      (1,035,552)
      Deferred revenue                                  327,723          19,896
                                                    -----------     -----------
   Net Cash Provided by Operating Activities          5,042,564       6,772,331
                                                    -----------     -----------

Cash Flows From Investing Activities:
   Additions to programming rights library           (6,082,837)     (7,861,211)
   Purchase of property and equipment                   (94,894)       (139,829)
   Investment in corporate stock                              0         (50,000)
                                                    -----------     -----------
Net Cash (Used by) Investing Activities              (6,177,731)     (8,051,040)
                                                    -----------     -----------

Cash Flows From Financing Activities:
   Due to factor                                              0        (306,070)
   Principal paymens, vendor                           (137,434)        (96,647)
   Net proceeds from bank borrowings                  1,505,000       1,293,988
                                                    -----------     -----------
Ne Cash Provided by Financing Activities              1,367,566         891,271
                                                    -----------     -----------

Increase/(Decrease) in Cash                             232,399        (387,438)

Cash - Beginning of Year                                250,950         638,388
                                                    -----------     -----------

Cash - End of Year                                  $   483,349     $   250,950
                                                    ===========     ===========

Supplemental Cash Flow Information
   Cash payments for interest expense               $   283,929     $   131,406
   Cash payments for income taxes                   $    12,802     $     9,815


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002
                           --------------------------


NOTE 1   NATURE OF ORGANIZATION

         Wellspring   Media,  Inc.  (the  "Company")   produces,   licenses  and
         distributes programming for the worldwide home video, television, theatrical, online and consumer markets. The Company's library consists of over 600 titles including classic American independent and foreign language films, information on holistic living and various documentaries.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a) Revenue Recognition - The Company recognizes revenue from licensing agreements from films and television programs when the licensee can begin its exploitation of the license, when the license period has begun and when the fee is fixed or determinable. Revenue from sales of video tapes and DVDs are recognized on the accrual basis.

         b) Inventory - Inventory is stated at the lower of cost or market using the first in - first out (FIFO) method. Inventory consists primarily of finished goods.

         c) Property and Equipment - Property and equipment are carried at cost. Depreciation is provided for, by using the straight-line method over the useful lives of the respective assets.

         d) Programming Rights Library - The Company's programming rights library is recorded at the lower of cost or market less accumulated amortization. Amortization is calculated using the individual-film-forcast computation method. This method amortizes programming rights costs based upon current revenue over total estimated revenue that is expected to be recognized on each program.

         e) Income Taxes - The Company has available as of December 31, 2003, unused federal net operating loss carry forwards of approximately $12,700,000. The use of this loss carry forward is subject to limitation each year of approximately $50,000 as prescribed in the Internal Revenue Code. The current year provision is for various state and local taxes primarily based upon capital.

         f) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 3   ACCOUNTS RECEIVABLE

         Accounts receivable of $4,611,569 and $4,126,748 as of December 31, 2003 and 2002 consists of the following:


                                                       2003                2002
                                                       ----                ----

               Accounts receivable              $ 5,309,683         $ 4,979,170
               Allowance for sales returns         (373,192)           (538,504)
               Allowance for doubtful accounts     (324,922)           (313,918)
                                                -----------         -----------
                                                  4,611,569           4,126,748
               Less Long-term Portion               707,933             191,591
                                                -----------         -----------
               Current Portion                  $ 3,903,636         $ 3,935,157
                                                ===========         ===========

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                       2003                2002
                                                       ----                ----

           Software and office equipment costs    $ 451,043           $ 355,442
           Less accumulated depreciation            140,504              55,079
                                                  ---------           ---------
                                                  $ 310,539           $ 300,363
                                                  =========           =========

NOTE 5   INVESTMENTS

         The Company's investments are recorded at cost which approximates market value. As of December 31, 2003 and 2002 investments are as follows:

                                                       2003                2003
                                                       ----                ----

               Investments in Classics JV         $  76,996           $  76,996
               5000 shares Hidden Treasures Inc.     50,000              50,000
                                                  ---------           ---------
               Total Investments                  $ 126,996           $ 126,996
                                                  =========           =========

                             WELLSPRING MEDIA, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE 6   NOTE PAYABLE, BANK

         The Company has a Revolving Line of Credit arrangement (the "Agreement") with the Atlantic Bank of New York, ("Atlantic") which expires on May 1, 2004. The agreement allows the Company to borrow up to $4,500,000 with interest to be charged at a rate of 2.75% above Atlantic's prime lending rate. The loan is secured by substantially all of the Company's assets and the limited personal guarantee of the Company's principal shareholders. As of December 31, 2003 and 2002, the Companys outstanding balance due Atlantic totaled $2,798,988 and $1,293,988 respectively.

         The agreement also requires the Company to maintain various financial covenants. One of those covenants requires the Company to maintain a minimum tangible net worth ("net worth") of $9,750,000 at December 31, 2003. The Company's net worth however was $9,484,820. Management's opinion however, is that Atlantic will waive this requirement.

NOTE 7   FACTORING AGREEMENT

         The Company had a factoring agreement with Prestige Capital Corporation ("Prestige") which was terminated in June 2002 after Prestige was paid in full. The agreement allowed the Company to factor their receivables with recourse for a fee ranging from 3%-9% as defined in the agreement. The fee was reduced by 1% in March 2002. In addition, Prestige also advanced the Company $1,000,000 for the purpose of acquiring Winstar TV and Video. Factor fee expense totaled $243,454 for the year ended December 31, 2002.

NOTE 8   NOTE PAYABLE, VENDOR

         On November 30, 2001, the Company converted a trade accounts payable for $334,000 due Media Productions International into a promissory note. Interest is charged at ten (10%) percent per annum and is payable on a monthly basis. Monthly principal payments in the amount of $11,467 began in July 2002. The note is secured by accounts receivable and the programming rights library, subordinated to Atlantic's security interest. As of December 31, 2003 and 2002, the Company's outstanding balance was $109,919 and $247,353. A final payment is due on December 1, 2004 when all principal and accrued interest is due.

                             WELLSPRING MEDIA, INC,
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 9   DEFERRED REVENUE

         Deferred revenue represents license revenue that has been received or is receivable primarily before the applicable revenue recognition periods begin. Deferred revenue at December 31, 2003 and 2002 was $440,019 and $112,296 respectively.

NOTE 10  NOTES PAYABLE TO STOCKHOLDERS

         As of December 31, 2003 and 2002, the Company has $500,000 in subordinated notes payable to its two principal stockholders. These notes are subordinated to the repayment of any outstanding balance due Atlantic. Payments of interest only are due quarterly. Interest is charged at a rate of 10% per annum. The Company charged $50,000 of interest expense against operations on these notes for the years ended December 31, 2003 and 2002.

NOTE 11  OPERATING LEASE

         The Company leases two (2) floors for office space in New York, New York. This lease is classified as an operating lease which expires on June 30, 2008.

         Future minimum lease payments under this lease as of December 31, 2003 are as follows:

              Year ending December 31,
              ------------------------

                          2004                 $   393,900
                          2005                     393,900
                          2006                     393,900
                          2007                     393,900
                          Thereafter               196,950
                                               -----------
                                               $ 1,772,550
                                               ===========

NOTE 12  EMPLOYMENT CONTRACTS

         The Company had an employment agreement with a stockholder of the Company which expired July 3, 2003. The agreement called for an annual salary of $180,000. Currently the stockholder is being paid $15,000 on a month to month basis.

                             WELLSPRING MEDIA, INC,
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 12  EMPLOYMENT CONTRACTS (CONTINUED)

         The Company had a consulting agreement with Regulus International Capital Corp. ("Regulus") which is wholly owned by an officer of the Company. The agreement called for $180,000 of consulting fees to be paid to Regulus per annum, paid in monthly installments. The agreement expired on October 10, 2003. Regulus is currently being paid $15,000 on a monthly basis.

NOTE 13  EMPLOYEE BENEFIT PLAN

         The Company sponsors a 401(k) Plan for eligible employees. The Company's contributions to the plan are discretionary. The Company made no contributions to the plan for the years ended December 31, 2003 and 2002.

NOTE 14  MAJOR CUSTOMERS

         Six customers accounted for approximately 27% and 31% of the Company's sales for the years ended December 31, 2003 and 2002 respectively.

NOTE 15  CONTINGENCY

         On July 19, 2001, the Company entered into an agreement to merge with Winstar TV & Video for a purchase price ranging from $2,000,000 and up to $5,000,000. $2,000,000 was paid by the Company at closing. The remaining amount up to $3,000,000 would be due based upon a working capital computation as defined in the merger agreement. This computation calculated and determined that no additional amount was due. Winstar TV & Video has disputed this calculation. The Company anticipates being able to settle the dispute and vigorously defend any action in the event that a settlement is not reached.

NOTE 16  LITIGATION

         The Company is involved in various legal actions and claims arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the company's financial statement.

                             WELLSPRING MEDIA, INC,
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 17  RECLASSIFICATION

         Certain liabilities for the year ended December 31, 2002 have been reclassified to deferred revenue to conform to the current year's presentation.

NOTE 18  SUBSEQUENT EVENT

         During January 2004, the Company's stockholders are in negotiations to sell the Company to a publicly traded entity.

SCHNEIDER, SCHECTER & YOSS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS         7 PENN PLAZA, SUITE 830  NEW YORK, NY 10001
                                      TEL: (212) 244-1682  FAX: (212) 594-0484
                                              EMAIL:SSYCPA@SSYCPA.COM



                          INDEPENDENT AUDITOR'S REPORT
                           ON ADDITIONAL INFORMATION




To the Board of Directors and Stockholders of Wellspring Media Inc.

Our report on our audits of the basic financial statements of Wellspring Media Inc. for 2003 and 2002 appears on page one. These audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





/s/ Schneider, Schecter & Yoss LLP
----------------------------------
New York, NY
January 30, 2004

                             WELLSPRING MEDIA, INC.
                           SUPPLEMENTARY INFORMATION
              SCHEDULES OF COST OF GOODS SOLD AND SELLING EXPENSES
                           DECEMBER 31, 2003 AND 2002

Cost of Goods Sold:
                                                     2003            2002
                                                 ------------    ------------
Inventories - beginning of period                 $2,646,166      $3,583,308
  Purchases                                        2,515,781       2,199,185
  Amortization of programming rights library       4,432,158       4,938,414
  Duplications, sleeves and printing               1,658,999       1,427,653
  Fulfillment                                      1,335,258       1,098,020
  Mastering costs and sundry                         495,763         481,737
  Freight                                            309,321         278,182
                                                 -----------     -----------
                                                  13,393,446      14,006,499
Less inventories - end of period                   1,337,853       2,646,166
                                                 -----------     -----------

  Total Cost of Goods Sold                       $12,055,593     $11,360,333
                                                 ===========     ===========

Selling Expenses:

  Catalog postage, printing and artwork           $1,911,996      $1,821,017
  Packaging and design                               181,347         185,887
  Mailing lists                                      288,619         219,053
  Advertising                                        442,970         724,964
  Marketing and general                              408,261         451,256
  Travel and entertainment                           239,016         318,675
  Promotional mailings                               108,799         310,698
  Commissions and selling salaries                   961,170         730,959
  Trade shows                                        198,765         208,086
                                                 -----------     -----------

  Total Selling Expenses                          $4,740,943      $4,970,595
                                                 ===========     ===========


See independent auditor's report on supplementary information.

                             WELLSPRING MEDIA, INC.
                           SUPPLEMENTARY INFORMATION
                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                           DECEMBER 31,2003 AND 2002


                                                     2003            2002
                                                 ------------    ------------
Payroll                                           $2,319,473       2,524,606
Payroll tax expense                                  269,665         239,689
Medical insurance and other employee benefits        266,484         241,610
Outside services                                     118,219         238,164
Office supplies and expense                          113,043         137,154
Shipping and postage                                  96,202         150,771
Telephone                                            113,520         132,311
Web sites                                            102,933          66,560
Insurance                                             95,874         106,143
Rent and utilities                                   560,466         519,678
Professional                                         115,232          55,104
Travel and entertainment                              81,794         111,894
Consulting                                           192,025         292,830
Bad debt expense                                     184,000         159,326
Interest and bank charges                            304,879         160,230
Factor fees                                                0         243,454
Depreciation                                          84,718          51,485
                                                 -----------     -----------

Total General and Administrative Expenses         $5,018,527      $5,431,009
                                                 ===========     ===========


See independent auditor's report on supplementary information.

                           AMERICAN VANTAGE COMPANIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined statements of operations have been prepared to give effect to the AVM acquisition of Wellspring on February 3, 2004, as if this acquisition had occurred on August 1, 2002. The following unaudited pro forma condensed combined balance sheet has been prepared to give effect to the acquisition as if it had occurred on October 31, 2003.

         In addition, the following unaudited pro forma condensed combined statements of operations have been prepared to give effect to the AVM acquisition of Enigma Media, Inc. ("Enigma") on December 31, 2003, as if the Enigma acquisition had occurred on August 1, 2002. See Amendment No. 1 to the Current Report on Form 8-K/A (Date of Report: December 31, 2003), filed with the Securities and Exchange Commission on January 15, 2004. The following unaudited pro forma condensed combined balance sheet has been prepared to give effect to the acquisition as if it had occurred on October 31, 2003. AVM will continue Enigma's business and operations through a wholly-owned subsidiary, American Vantage Media/Hypnotic, Inc., under the trade name "Hypnotic".

         The above combining companies have different fiscal year ends for reporting purposes. AVCS maintained its accounting records on a fiscal basis, ending on July 31. Wellspring and Enigma maintained its accounting records on a calendar basis, ending on December 31. As the combining companies' fiscal years differ by more than 93 days, the Wellspring and Enigma unaudited pro forma combined condensed statements of operations have been recast. The unaudited pro forma combined condensed statements of operations for the fiscal year ended July 31, 2003 and the three months ended October 31, 2003 gives effect to the acquisition as if it had occurred on August 1, 2002, combining the AVCS historical consolidated statements of operations for the fiscal year ended July 31, 2003 and the three months ended October 31, 2003, respectively, with the respective Wellspring and Enigma historical statement of operations for the recast fiscal year and comparable interim period.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto, "Management's Discussion and Analysis or Plan of Operation" included in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2003, the Quarterly Report on Form 10-QSB as of October 31, 2003, the Report on Form 8-K for February 3, 2004 and the Report on Form 8-K for December 31, 2003, the financial statements and related notes thereto of Wellspring, for the calendar years ended December 31, 2003 and 2002, respectively, contained herein.

         This pro forma financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions have been made solely for purposes of developing this pro forma information.

         The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.

                           AMERICAN VANTAGE COMPANIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF OCTOBER 31, 2003
                                   (UNAUDITED)

                                                                                        HISTORICAL
                                                         -----------------------------------------------------------------------
                                                                AM VANTAGE                 ENIGMA               WELLSPRING
                                                             AS OF OCTOBER 31,        AS OF OCTOBER 31,      AS OF OCTOBER 31,
                                                                  2003                      2003                  2003
                                                         -----------------------  ------------------------  --------------------
ASSETS

Current assets:
              Cash and cash equivalents                  $        8,608,000       $          5,000          $        116,000
              Accounts and other receivables                        744,000              2,176,000                 3,567,000
              Inventories                                                 -                      -                 1,514,000
              Other                                                 485,000                102,000                   616,000
                                                         -----------------------  ------------------------  --------------------
                                                                  9,837,000              2,283,000                 5,813,000

Land held for development or sale                                 3,544,000                      -                         -
Film library                                                              -                 63,000                11,911,000
Investments in unconsolidated investees                           1,518,000                      -                         -
Goodwill                                                          2,939,000                      -                         -
Deferred income tax                                                  94,000                                                -
Furniture, equipment and other assets                               280,000                310,000                   481,000
                                                         -----------------------  ------------------------  --------------------
                                                         $       18,212,000       $      2,656,000          $     18,205,000
                                                         -----------------------  ------------------------  --------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
              Accounts payable and other current
                 liabilities                             $          417,000              1,783,000                 5,642,000
              Line of credit                                              -                                        2,449,000
              Customer deposits                                     296,000                      -                         -
              Deferred revenue                                        1,000                319,000                         -
              Royalties payable                                           -                 56,000                         -
              Notes payable                                               -                450,000                         -
              Film production liabilities                            33,000                467,000                         -
                                                         -----------------------  ------------------------  --------------------
                                                                    747,000              3,075,000                 8,091,000
                                                         -----------------------  ------------------------  --------------------
Long-term debt                                                      523,000                      -                  936,000
                                                         -----------------------  ------------------------  --------------------
Stockholders' equity:
              Preferred stock                                                                    -                     2,000
              Common stock                                           57,000                  1,000                     1,000
              Additional paid-in capital                          4,963,000             26,039,000                         -
              Retained earnings                                  11,922,000            -26,461,000                 9,177,000
                                                         -----------------------  ------------------------  --------------------
                                                                 16,942,000               -419,000                 9,178,000
                                                         -----------------------  ------------------------  --------------------
                                                         $       18,212,000       $      2,656,000          $     18,205,000
                                                         =======================  ========================  ====================


                                                                                PRO FORMA
                                                         ------------------------------------------------------
                                                                                   NOTE
                                                               ADJUSTMENTS          REF.          COMBINED
                                                         -----------------------  -------  --------------------
ASSETS
Current assets:
              Cash and cash equivalents                          -4,000,000          a           4,729,000
              Accounts and other receivables                              -                      6,487,000
              Inventories                                                 -                      1,514,000
              Other                                                -462,000         a,c            741,000
                                                         -----------------------           --------------------
                                                                 -4,462,000                     13,471,000

Land held for development or sale                                                                3,544,000

Film library                                                     -1,280,000          b          10,694,000
Investments in unconsolidated investees                                     -                    1,518,000
Goodwill                                                            374,000          d           3,313,000
Deferred income tax                                                         -                       94,000
Furniture, equipment and other assets                              -180,000         b,d            891,000
                                                         -----------------------           --------------------
                                                                ($5,548,000)                   $33,525,000
                                                         -----------------------           --------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
              Accounts payable and other current
                 liabilities                                       -589,000          b           7,253,000
              Line of credit                                              -                      2,449,000
              Customer deposits                                           -                        296,000
              Deferred revenue                                            -                        320,000
              Royalties payable                                           -                         56,000
              Notes payable                                        -450,000          b                   -
              Film production liabilities                                 -                        500,000
                                                         -----------------------           --------------------
                                                                 -1,039,000                     10,874,000
                                                         -----------------------           --------------------

Long-term debt                                                    3,500,000          a           4,959,000


Stockholders' equity:
              Preferred stock                                        -2,000          e                   -
              Common stock                                           -2,000          e              57,000
              Additional paid-in capital                        -25,289,000         c,e          5,713,000
              Retained earnings                                  17,284,000          e          11,922,000
                                                         -----------------------           --------------------
                                                                 -8,009,000                     17,692,000
                                                         -----------------------           --------------------
                                                                ($5,548,000)                   $33,525,000
                                                         =======================           ====================

                           AMERICAN VANTAGE COMPANIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE FISCAL YEAR ENDED JULY 31, 2003
                                   (UNAUDITED)



                                                                                         HISTORICAL
                                                         -----------------------------------------------------------------------
                                                               AM VANTAGE                  ENIGMA                 WELLSPRING
                                                                JULY 31,                  JULY 31,                 JULY 31,
                                                                  2003                  2003 (RECAST)           2003 (RECAST)
                                                         -----------------------  ------------------------  --------------------
SALES AND SERVICES                                                  576,000                  6,287,000               21,079,000

COST OF SALES AND SERVICES                                          337,000                  3,984,000               12,128,000
                                                         -----------------------  ------------------------  --------------------
GROSS PROFIT                                                        239,000                  2,303,000                8,951,000

GENERAL AND ADMINISTRATIVE EXPENSES                               2,120,000                  4,681,000                9,723,000

NON-OPERATING INCOME (EXPENSE), NET                                 788,000                 -5,376,000                 -209,000
                                                         -----------------------  ------------------------  --------------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
   TAX BENEFIT (PROVISION)                                        1,093,000                  7,754,000                  981,000

INCOME TAX BENEFIT (PROVISION)                                      319,000                   -32,000
                                                         -----------------------  ------------------------  --------------------
NET LOSS                                                 $          774,000        $        7,786,000       $            981,000
                                                         =======================  ========================  ====================
NET LOSS PER COMMON SHARE - BASIC AND DILUTED            $             0.15
                                                         =======================
 WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    AND COMMON SHARE EQUIVALENTS                         $        5,106,000
                                                         =======================


                                                                                 PRO FORMA
                                                         ------------------------------------------------------
                                                                                   NOTE
                                                               ADJUSTMENTS          REF.          COMBINED
                                                         -----------------------  -------  --------------------

SALES AND SERVICES                                                        -                       27,942,000

COST OF SALES AND SERVICES                                                -                       16,449,000
                                                         -----------------------           --------------------
GROSS PROFIT                                                              -                       11,493,000

GENERAL AND ADMINISTRATIVE EXPENSES                                -438,000         f             16,086,000

NON-OPERATING INCOME (EXPENSE), NET                               3,770,000        g,i            -1,027,000
                                                         -----------------------           --------------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME
   TAX BENEFIT (PROVISION)                                       -4,208,000                        5,620,000

INCOME TAX BENEFIT (PROVISION)                                    1,961,000         h              2,248,000
                                                         -----------------------           --------------------
NET LOSS                                                        ($6,169,000)               $       3,372,000
                                                         -----------------------           ====================
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                                              $            0.66
                                                                                           ====================
 WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    AND COMMON SHARE EQUIVALENTS                                                           $       5,106,000
                                                                                           ====================

                           AMERICAN VANTAGE COMPANIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED OCTOBER 31, 2003
                                   (UNAUDITED)

                                                                                        HISTORICAL
                                                         -----------------------------------------------------------------------
                                                                AM VANTAGE                 ENIGMA               WELLSPRING
                                                             AS OF OCTOBER 31,        AS OF OCTOBER 31,      AS OF OCTOBER 31,
                                                                  2003                      2003                  2003
                                                         -----------------------  ------------------------  --------------------

Sales and services                                                528,000                  1,664,000             4,807,000

Cost of sales and services                                        197,000                  2,015,000             2,757,000
                                                         -----------------------  ------------------------  --------------------
Gross profit                                                      331,000                   -351,000             2,050,000

General and administrative expenses                               864,000                  1,204,000             2,391,000

Non-operating income (expense), net                               354,000                 -1,566,000              -405,000

Income (loss) from continuing operations
  before income tax benefit (provision)                           887,000                    -11,000               -64,000
                                                         -----------------------  ------------------------  --------------------
Income tax benefit (provision)                                   -120,000                    -21,000                     -
                                                         -----------------------  ------------------------  --------------------
Net income (loss)                                        $        234,000                ($1,587,000)            ($405,000)
                                                         =======================  ========================  ====================
Net income (loss) per common share - basic
              and diluted                                          $0.04
                                                         =======================

 Weighted average number of common shares
    and common share equivalents                         $     5,691,000
                                                         =======================



                                                                                 PRO FORMA
                                                         ------------------------------------------------------
                                                                                   NOTE
                                                               ADJUSTMENTS          REF.          COMBINED
                                                         -----------------------  -------  --------------------

Sales and services                                                     -                           6,999,000

Cost of sales and services                                             -                           4,969,000
                                                         -----------------------           --------------------
Gross profit                                                           -                           2,030,000

General and administrative expenses                             -114,000             f             4,345,000

Non-operating income (expense), net                              -58,000             i               754,000
                                                         -----------------------           --------------------
Income (loss) from continuing operations
   before income tax benefit (provision)                          56,000                          -1,561,000

Income tax benefit (provision)                                   770,000             h               629,000
                                                         -----------------------           --------------------
Net income (loss)                                        $       826,000                           ($932,000)
                                                         =======================           ====================

Net income (loss) per common share - basic
   and diluted                                                    ($0.16)                        ($0.16)
                                                         =======================           ====================

 Weighted average number of common shares
    and common share equivalents                               5,691,000                      5,691,000
                                                         =======================           ====================

                           AMERICAN VANTAGE COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The  following  pro  forma  adjustments  have  been  reflected  in  the
unaudited  pro  forma  condensed   combined  balance  sheet  and  statements  of
operations:

     (a) The calculation of the purchase price for the Wellspring assets acquired and liabilities assumed is presented below -

         o The aggregate purchase price for all the capital stock of Wellspring was $8,000,000, of which $4,000,000 was paid in cash and $4,000,000 will be paid pursuant to AVM's secured negotiable notes and a secured non-negotiable note.

         o From costs previously recorded as prepaid acquisition/investment fees the Company reclassified $235,000 as direct costs of the acquisition. The April 2003 closing of the YaYa acquisition transaction resulted in the contingent option previously granted to a director on July 12, 2002 to purchase up to 175,000 shares of the Company's common stock at $1.41 per share, and the contingent option previously granted to the Company's outside corporate counsel on July 12, 2002 to purchase up to 87,500 shares of the Company's common stock at $1.41 per share, to each become fully exercisable. These options were granted as compensation for serving on the Company's special advisory group to the board of directors. The special advisory group was established on July 12, 2002 to identify, review and perform initial due diligence services of potential merger and acquisition candidates on behalf of the company. Based on the Black-Scholes option pricing model, the Company initially capitalized approximately $365,000 as prepaid acquisition/investment fee costs.

         o  $100,000 of estimated direct acquisition expenses.

     (b) The allocation of the purchase cost of $8,335,000 over the fair value of the net assets acquired (including unassumed liabilities totaling $1,039,000) resulted in the allocation of `negative goodwill' totaling $1,280,000 and $64,000 to the film library and fixed assets, respectively.

         The above allocation of the purchase price differs from the actual allocation due to differences in net assets acquired on the date of closing versus the date of the unaudited pro forma as of October 31, 2003.

     (c) The calculation of the purchase price for the Enigma assets acquired and liabilities assumed is presented below -

         o Consideration paid in acquiring the Enigma assets, business and liabilities consisted of the issuance of 1,000,000 warrants (each, a "Warrant") to Enigma. Each Warrant, which we have valued at $0.75 per Warrant, grants its holder the right to purchase one share of the Company's common stock, par value $0.01 per share, at an exercise price of $5.00 per share, at any time on or before December 31, 2013. The terms of the Warrants were based on arm's-length negotiations between the Company and Enigma.

                           AMERICAN VANTAGE COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

         o The April 2003 closing of the YaYa acquisition transaction resulted in the contingent option previously granted to a director on July 12, 2002 to purchase up to 175,000 shares of the Company's common stock at $1.41 per share, and the contingent option previously granted to the Company's outside corporate counsel on July 12, 2002 to purchase up to 87,500 shares of the Company's common stock at $1.41 per share, to each become fully exercisable. These options were granted as compensation for serving on the Company's special advisory group to the board of directors. The special advisory group was established on July 12, 2002 to identify, review and perform initial due diligence services of potential merger and acquisition candidates on behalf of the company. Based on the Black-Scholes option pricing model, the Company initially capitalized approximately $365,000 as prepaid acquisition/investment fee costs. As a result of the Enigma transaction, the Company reclassified $30,000 or approximately 4% of the overall purchase price, as direct costs of the acquisition.

         o  $97,000 of estimated direct acquisition expenses.

     (d) Recognition of the Enigma purchase cost of $877,000 over the fair value of the net assets acquired, have been recorded as goodwill as follows -

                  Book value of net assets $(419,000)
                  Fair value changes:
                     Intangibles                                      29,000
                     Furniture, equipment and other assets          (146,000)
                     Liabilities not assumed                       1,039,000
                                                                   ---------

                  Adjusted net assets                                503,000
                  Purchase price                                    (877,000)
                                                                   ---------
                  Goodwill                                         $ 374,000
                                                                   =========

         The above allocation of the purchase price differs from the actual allocation due to differences in net assets acquired on the date of closing versus the date of the unaudited pro forma as of October 31, 2003.

     (e) To reflect the elimination of the historical stockholders' equity of Wellspring and Enigma.

     (f) To reflect elimination of redundant staffing positions with total annual and three-month salaries of $508,000 and $127,000, respectively. These eliminations were offset by annual and three-month salary increases totaling $70,000 and $18,000, respectively, to certain Wellspring and Hypnotic executives.

     (g) During 2001, Enigma issued 394,888 shares of its common stock in exchange for $4,000,000 in non-cash promotional credits. Enigma was not able to utilize the promotional credits by December 31, 2002, and as a result, recorded an allowance against the promotional credits. The pro forma condensed combined financial statements assume that, based on the estimated fair value, these assets would have had a zero valuation on the date of acquisition. As such, this adjustment is to reverse the allowance for the promotional credits.

                           AMERICAN VANTAGE COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     (h) Assumes a combined federal and state statutory rate of 40.0% for the year ended July 31, 2003 and the three months ended October 31, 2003.

     (i) To reflect interest expense that would result from the issuance of $4,000,000 in notes payable at the date of the Wellspring acquisition. The notes bear interest at 7% per annum with interest-only payments due quarterly. The computed interest expense for the year ended July 31, 2003 and the three months ended October 31, 2003 of $280,000 and $70,000, respectively, was reduced due to the repayment of $500,000 in stockholder notes payable at the date of the Wellspring acquisition. The stockholder notes payable bear interest at 10% per annum.

(c)      Exhibits

Number Exhibit -

2.1 Asset Purchase Agreement, dated as of December 31, 2003, among American Vantage Companies, American Vantage Media Corporation and Enigma Media, Inc. **

4.1 Warrant Certificate No. A-1 - 200,000 Common Stock Purchase Warrants, dated December 31, 2003. **

4.2 Warrant Certificate No. A-2 - 800,000 Common Stock Purchase Warrants, dated December 31, 2003. **

10.1 Stock Purchase Agreement, dated as of February 3, 2004, by and among Al Cattabiani, Carl Seldin Koerner, Clara Spalter Miller and Lee Miller, Wellspring Media, Inc. and American Vantage Media Corporation. **

10.2 Secured Negotiable Note, dated February 3, 2004, in the principal amount of $1,076,704 issued to Al Cattabiani. **

10.3 Secured Negotiable Note, dated February 3, 2004, in the principal amount of $65,472 issued to Carl Seldin Koerner. **

10.4 Secured Negotiable Note, dated February 3, 2004, in the principal amount of $965,712 issued to Clara Spalter Miller. **

10.5 Secured Negotiable Note, dated February 3, 2004, in the principal amount of $965,712 issued to Lee Miller. **

10.6 Secured Non-Negotiable Note, dated February 3, 2004, in the principal amount of $200,000 issued to Al Cattabiani. *

10.7   Guaranty, dated February 3, 2004, by Wellspring Media, Inc. **

10.8 Security Agreement, dated February 3, 2004, by Wellspring Media, Inc. in favor of Lee Miller as security agent. **

10.9 Stock Pledge Agreement, dated February 3, 2004, from American Vantage Media Corporation to Lee Miller as pledge agent. **

23.1   Consent of Independent Public Accountants. *

99.1   Press Release, dated and disseminated on February 4, 2004. **

99.2   Press Release, dated and disseminated on January 8, 2004. **

------------------------
*    Filed herewith.
**   Filed with Current Report on Form 8-K (Date of Report:  February 3, 2004).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN VANTAGE COMPANIES


Date:  March 15, 2004            By:  /s/ Anna M. Morrison
                                      ----------------------------------------
                                      Anna M. Morrison, Chief Accounting Officer